Exhibit 4.48

Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the company treats as private or confidential

SUPPLEMENTARY AGREEMENT TO THE EXCLUSIVE DISTRIBUTION AGREEMENT

《独家经销协议之补充协议》

This Supplementary Agreement to the Exclusive Distribution Agreement (this “Supplementary Agreement”), is entered into as of 【28】February, 2024(“Effective Date”), by and between:

本《独家经销协议之补充协议》(本“补充协议”)由以下各方于2024年2月【28】日(“生效日期”)签署：

CASI Pharmaceuticals INC., (“CASI”), a Nasdaq listed company incorporated and existing under the laws of Cayman Islands with its office at 9620 Medical Center Drive, Rockville, Maryland 20850, USA.

CASI Pharmaceuticals Inc., (“CASI”), 一家依据开曼法律设立并存续的纳斯达克上市公司，办公地址为9620 Medical Center Drive, Rockville, Maryland 20850, USA.

China Resources Pharmaceutical Commercial Group International Trading Co., Ltd. (“CRPCGIT” or “the Distributor”) a company of limited liability, established and existing under the Laws of the People’s Republic of China, with its registered domicile at 7th Floor, Building 9, 2nd District, No.186, South 4th Ring Road (West), Fengtai District, Beijing, the People’s Republic of China, unified social credit code: [***]

华润医药商业集团国际贸易有限公司（以下简称“CRPCGIT”或“经销商”），一家依据中华人民共和国法律设立并存续的有限责任公司，注册营业地为北京市丰台区南四环西路186号二区9号楼-1至11层101内7层01-10室，统一社会信用代码：[***]。

CASI Pharmaceuticals (China) Co., Ltd, (“CASI China”) a company of limited liability, incorporated and existing under the Laws of the People’s Republic of China, with its registered domicile at Suite 1701-1702, Tower 1, China Central Place office building, No.81 Jian-Guo Road, Chaoyang District, Beijing, China. Unified social credit code: [***]

凯信远达医药（中国）有限公司(“CASI China”)，一家依据中华人民共和国法律设立并存续的有限责任公司，注册营业地为北京市朝阳区建国路81号华贸中心写字楼1座1701-1702室,统一社会信用代码为：[***]。

CASI, CASI China and the Distributor may be referred to hereinafter collectively as “the Parties” or each as “the Party” to this Agreement.

CASI, CASI China与经销商在下文中可共同称为“协议各方”或单独称为“协议一方”。

WHEREAS:

鉴于

A.	The Parties signed the Exclusive Distribution Agreement on March 2, 2022 (hereinafter referred to as the "Exclusive Distribution Agreement").

协议各方于2022年3月2日签署了《独家经销协议》（以下简称“《独家经销协议》”）。

B.	In accordance with Article 24.1 of the Exclusive Distribution Agreement, the term of the Exclusive Distribution Agreement shall be [***] years from the date of March 2, 2022 and shall expire on [***].

根据《独家经销协议》第24.1条的约定，《独家经销协议》的有效期限为自2022年3月2日之日起 [***] 年，将于[***]。

C.	The Parties hereto intend to continue to cooperate in accordance with the provisions of the Exclusive Distribution Agreement.

协议各方有意向继续按照《独家经销协议》中的约定进行合作。

Now, therefore, in consideration of the foregoing preliminary statements, the mutual agreements and covenants set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

故此，考虑到上述鉴于条款和此处所列的共同协议和约定，协议各方本着平等互利的原则，经友好协商，特此达成如下本补充协议：

1．	Term of the Exclusive Distribution Agreement. The parties have agreed to extend the term of the Exclusive Distribution Agreement for [***] years, which means that the term of the Exclusive Distribution Agreement will continue until [***].

《独家经销协议》期限。协议各方一致同意将《独家经销协议》的有效期限延展 [***] 年，即《独家经销协议》的有效期限延续至 [***].

2．	Continuing Effect. Except as specifically amended by this Supplementary Agreement, the Exclusive Distribution Agreement shall remain in full force and effect in accordance with its terms and conditions.

持续有效。非经本补充协议特别说明，《独家经销协议》应根据其条款和条件持续有效。

3．	Counterparts. This Supplementary Agreement may be executed in one or more counterparts, each of which shall be deemed an original, equally effective and legally binding for all Parties.

副本。本补充协议可由一份或多份副本签署执行，每份副本均应被视为原件，具有同等效力且对于协议各方均具有约束力。

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以下为签字页

【SIGNATURE PAGE】

签字页

CASI Pharmaceuticals, Inc. By: [***] _______________________________ Printed Name: [***] 印刷版姓名：[***] Title: [***] 职务: [***] Date: [***] 日期：[***]

CHINA RESOURCES PHARMACEUTICAL COMMERCIAL GROUP INTERNATIONAL TRADING CO., LTD

华润医药商业集团国际贸易有限公司

By: [***]

_______________________________

Printed Name: [***]

印刷版姓名: [***]

Title: [***]

职务：[***]

Date: [***]

日期：[***]

CASI PHARMACEUTICALS (CHINA) CO., LTD

凯信远达医药（中国）有限公司

By: [***]

_______________________________

Printed Name: [***]

印刷版姓名: [***]

Title: [***]

职务： [***]

Date: [***]

日期：[***]